Exhibit 10.27

Stock Option Notice

Navient Corporation 2014 Omnibus Incentive Plan

SLM Corporation (“Predecessor SLM”) established the SLM Corporation Incentive Plan (the “SLM Plan”).

In connection with the separation (the “Separation”) of the publicly-traded bank holding company pursuant to that certain Separation and Distribution Agreement (the “Separation Agreement”) by and among Predecessor SLM, New BLC Corporation, which entity was renamed as of April 29, 2014 as SLM Corporation (“SLM BankCo”), and Navient Corporation (“NewCo”), SLM BankCo has assumed the SLM Plan.

In connection with the Separation, then outstanding grants under the SLM Plan are required by the terms of the Separation Agreement to be modified and/or canceled and modified and/or new awards granted in respect of the outstanding awards, such grants to be under either or both of the SLM Plan or the Navient Corporation 2014 Omnibus Incentive Plan (the “NewCo Plan”). New grants under the SLM Plan required by the Separation Agreement are being made by the Compensation and Personnel Committee of the Board of Directors of SLM BankCo.

In conjunction with the Employment Agreement between John F. Remondi (the “Optionee”) and Predecessor SLM commencing on January 8, 2008 (the “Employment Agreement”), the Optionee was granted on January 8, 2009 (the “Original Grant Date”) Net-Settled Stock Options under the SLM Plan covering 1,000,000 shares (the “Original Grant”).

The Original Grant is hereby canceled.

The Compensation and Personnel Committee of the Board of Directors of NewCo (the “Committee”) hereby grants to Optionee Net-Settled Options (the “Substitute Grant”) under the NewCo Plan with terms and conditions set out below. By agreement of even date herewith Optionee is also receiving in respect of the Original Grant a grant of net-settled options under the SLM Plan.

A.	Option Grant. Stock Options (the “Options”) to purchase a total of 1,000,000 shares of Common Stock, par value $.01, (“NewCo Common Stock”), of NewCo (the “Corporation”) are hereby granted the Optionee, subject in all respects to the terms and provisions of the NewCo Plan and the Employment Agreement, both of which are incorporated herein by reference, and this Stock Option Notice (the “Notice”). Unless otherwise stated, any capitalized terms not defined herein shall have the meanings as described in the SLM Plan as in effect immediately prior to the Distribution Date (as defined in the Separation Agreement). In the event of any conflict between the provisions of this Agreement and the provisions of the NewCo Plan, the terms of the NewCo Plan control, except as expressly stated otherwise herein. The Options are non-qualified stock options and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and will be interpreted accordingly.

B.	Option Price. The purchase price per share is $6.5230 dollars (the “Option Price”).

Exhibit 10.27

Stock Option Notice

Navient Corporation 2014 Omnibus Incentive Plan

C.	Grant Date. The date of grant of these Options is April 30, 2014 (the “Grant Date”).

D.	Vesting; Exercisability. The Options are vested by reason of the terms and conditions of the Original Grant.

Optionee’s being an employee of NewCo from and after the Grant Date shall not be treated as a termination of employment upon the Separation under the Original Grant and the Separation shall not be treated as a Change in Control under the SLM Plan or the NewCo Plan.

The Optionee must contact Merrill Lynch to accept this grant and agree to the terms and conditions in this Notice, the Employment Agreement, the applicable plan document, any terms and conditions documents and all other applicable documents. Merrill Lynch can be contacted at www.benefits.ml.com or by phone at 1-877-756-ESOP. If Optionee fails to accept the terms of this grant, the Options may not be exercised.

Copies of the Plan Document and Prospectus are available on the Company’s Intranet site and the Merrill Lynch BenefitsOnline website at www.Benefits.ML.com. Paper copies or fax request of these documents can also be obtained by contacting Equity Plan Administration by sending an email to Equity.Plans@Navient.com.